Exhibit 16.1

April 18, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read TNP Strategic Retail Trust, Inc.'s statements included under Item 4.01 of its Form 8-K filed on April 18, 2013 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

McGladrey LLP